EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-52857 of Rayonier Inc. and subsidiaries on Form S-3 of our report dated February 11, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 20), appearing in this Annual Report on Form 10-K/A of Rayonier Inc. and subsidiaries for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP

Jacksonville, Florida

September 19, 2003